Exhibit 99.1

Jade Biosciences Announces Proposed Underwritten Public Offering

San Francisco and Vancouver, British Columbia – June 3, 2026 – Jade Biosciences, Inc. (“Jade” or the “Company”) (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock or, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of its common stock, in a proposed underwritten public offering. All of the shares of common stock and pre-funded warrants to be sold in the proposed offering are being offered by Jade. In addition, Jade intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the securities offered in the public offering, at the public offering price, less underwriting discounts and commissions. There can be no assurance as to whether or when the proposed public offering may be completed, or as to the actual size or terms of the proposed offering.

Jade intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents, and investments, to fund clinical trials, preclinical studies, and manufacturing in support of its programs, as well as for additional research and development activities, capital expenditures, working capital and other general corporate purposes.

Jefferies, TD Cowen and UBS Investment Bank are acting as joint book-running managers for the proposed offering. LifeSci Capital is also acting as a book-running manager for the proposed offering. BTIG is acting as a lead manager for the proposed offering.

The securities described above are being offered by Jade pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective on May 15, 2026. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. Copies of the prospectus supplement for this offering may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; and UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, NY 10010, or by email at ol-prospectus-request@ubs.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes JADE201, an afucosylated anti-BAFF-R monoclonal antibody, as well as JADE301, an undisclosed antibody program. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount.

Forward Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, our expectations regarding the completion, timing, structure and size of the proposed offering and our intended use of net proceeds therefrom, and the grant of the option to purchase additional shares. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and its subsequent filings). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements, except as required by law. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134